Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-210502

GENERAL MOTORS FINANCIAL COMPANY, INC.

$6,000,000,000

RIGHT NOTES

VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES

Pricing Supplement – Dated June 26, 2017

(To Prospectus dated March 31, 2016)

The current Registration Statement for the Notes (No. 333-210502) was automatically effective on March 31, 2016. As of June 26, 2017, the interest rates on the Notes will be as follows:

Principal Amount	Under $15,000	$15,000 – $50,000	Over $50,000
Interest Rate per Annum	1.30%	1.40%	1.50%